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Consultants to Corporate Leaders

September 11, 2007

Christopher Tirotta, MD, MBA
Chief Executive Officer
American Scientific Resources
83 South Putt Corners Road
New Paltz, NY 12561-0819

Re:	American Scientific Resources Proposal for Continuing Communications and Branding Services

Dear Christopher,

Thank you for retaining Elizabeth Bayles Associates’ (EBA) services to continue representing American Scientific Resources (ASFX) in connection with the launch of a marketing, branding and public relations initiative.

Our plan will reinforce ASFX’s commitment to strategically strengthen the image and reputation of Kidz-Med Inc. with key stakeholders pivotal to its success, such as Walgreens, BabiesRUs retail consumers, investors and media.

As ASFX has limited budget, we have crafted what we believe is the best approach over the short term for the maximum return on investment, by emphasizing initiatives that will benefit ASFX, and establish the Company for additional activities in 2008.

This letter sets forth the terms and conditions of our representation.

1.	Goals & Communications Objectives

Elizabeth Bayles Jordan will oversee the ASFX project and will work in conjunction with Heidi Christian Zechner, Eileen Wilkinson and Amr Assal,

We propose to devise and implement a new and broader integrated branding, marketing, and public relations initiative to build the Kidz-Med’s image and the value of the Thermofocus brand.

The overriding focus will be to:

•	Place ASFX at the forefront of media attention on innovative pediatric products on a consistent basis to reassure current investors and elicit interest from new retail consumers and investors.

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Generate media interest and coverage of ASFX in news, news magazine and interview format television segments, and ensure exposure in appropriate articles including round-up features of related topics in newspapers, consumer magazines and on premier medical and gift shopping websites, including WebMD and gifts.com.

2.	Strategy

We recommend the following strategic approach:

(a)	Strategic Branding & Communications Design

•	Branding, positioning, and resulting key messages that are incorporated into all communications efforts for contact with retail consumers, media and investors

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Redesigning all communications pieces including Corporate Identity, Promotional & Presentation Materials (Annual Report, Investor Newsletters, Fact Sheets & Thermofocus Sell Sheet, Power Point, Fliers, Brochures) and Web-site.

•	Design and copy for all advertising materials, print and online for national campaigns

•	Promote and position the brand with a media relations campaign linking Kidz-Med/Millennium Promise/Malaria No More Alliance to ensure widest positive exposure

(b)	Marketing, Public Relations and Media Outreach

•	Press Release & Media Outreach: Includes development of media lists;
writing and edits; distribution and follow up phone calls with select media outlets.

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Trends-based Story & Media Outreach: Refinement and customization of story angles (approx 5 variations); help identify physician spokesperson candidates, and develop local angles; write a media advisory and support materials for adaptation in each market: conduct media outreach.  Assumes 5 markets

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Angles & Message Development: Interview 2 -3 physicians and/or Mothers, draft key ASFX messages specific to the Kidzmed Thermofocus for use with media; outline and vet potential story angles including the Millennium Promise Alliance

Sample Media Targets

Consumer Periodicals– women’s, family, and parenting

•	Babytalk Magazine
•	Exceptional Parenting (disabilities focus)
•	Family Circle
•	Fathering Magazine
•	Fit Pregnancy
•	Florida Parenting Magazine

•	Good Housekeeping
•	Hybrid Mom
•	Informed Parent
•	Interactive Dad
•	Ladies’ Home Journal
•	Latina Magazine
•	Mothering
•	Parenting
•	Parents/Healthy Kids
•	Redbook
•	Today’s Parent (Canada)
•	Woman’s Day
•	Women’s Health
•	Working Mother

We will also include Tier A. Reporters & Health & Medicine Editors at major and community newspapers: (e.g., Business Week, Boston Herald, Forbes Magazine, Forbes. (Forbes.com, Fortune Magazine LA Times, New York Times, Newsweek, Philadelphia Inquirer, Reuters Health, Time Magazine, USA Today & Wall Street Journal) and freelance health writers and appropriate trade publications.

Sample Media Markets

Arizona, Boston, Colorado, Connecticut, Dallas/Ft Worth, Delaware, Kansas, Kentucky, Los Angeles, Maryland, Miami, Michigan, Minnesota, Missouri New Jersey, New York City, Ohio, Oklahoma, Orange County, Palm Beach, Pennsylvania, Santa Barbara, Scarsdale, Tennessee, Virginia, Washington,

©	Internet Marketing
•	Search Engine Optimization
•	Google Adwords
•	Possible other search engines based on the usage demographics
•	Presence on Yahoo and AOL Shopping
•	Presence on online kids stores and child health sites
•	Join Affiliate/search marketing programs such as LinkShare
•	Exposure on appropriate blogs & Community posting/participation
•	Exposure on high-end and family social sites
•	Research the viability of a targeted “opt-in” email campaign
•	Editorial coverage and exclusive content placements
•	Comprehensive & targeted outreach and e-mail blasts (portals, parenting, gift idea, kids health, technology sites/blogs/forums)
•	Contests and promotional giveaways with strategic partner sites

(d)	New Partnerships and Communications Platforms
Taking the KiDz-Med brand Thermofocus product into new places, new partnerships and communications platforms including collaborations with:

1	Earth Institute’s Dr. Jeffrey Sachs
2	Millennium Villages’ Dr. Sonia Sachs
3	Millennium Promise’ CEO, Jeff Flug
4	Millennium Promise’ Operations’ Steve Wisman
5.	Dr Jane Aronson, WorldWide Orphans (?)
(e)	Opportunistic Media and Message Management
Raising the profile and image of KiDz-Med and Thermofocus to media targets via:

•	Charity Shopping to benefit Millennium Promise/Malaria No More to maximize opportunities to drive high volume of traffic to the Kidz-Med web-site
•	Inclusion in stories on Malaria, HIV/AIDS, Children with Special Needs/Disabilities, and any other relevant topics.

(f)	Active Strategic Communications
o	Oprah Winfrey
o	Sanjay Gupta, CNN
o	President Clinton

(g)	Creating an Online Community through www.kidzmed.com

Potential evolutions of the Kidz- Med web site to keep it top of mind with users, to return or share it with others, include:

Physician Q & A

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Providing a “service” that especially benefits new Mothers that will keep people engaged with the site.  For instance, one of Kidz-Med’s key assets is its founder Dr. Christopher Tirotta.  We can include a topical Q&A with fresh content every month.

Monthly Features

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Developing a “partners in progress” with the Millennium Promise/Malaria No More, including potentially a monthly letter from Dr. Christopher Tirotta updating Kidz Med's fund raising progress and/or showcasing images of creative pieces done by children in the Millennium Villages in Africa.

8.	Termination.

ASFX and EBA may terminate this Agreement at any time, for any reason, by giving thirty (30) days written notice to the other party.

Please be advised that your signature below indicates ASFX informed consent to be represented by EBA. If the foregoing correctly reflects the ASFX understanding of the terms and conditions of EBA’s representation please indicate your acceptance by executing this letter and faxing and/or e-mailing it back to me.

Sincerely,

By: Elizabeth Bayles-Jordan	By: Christopher Tirotta, MD, MBA

Elizabeth Bayles Jordan	Christopher Tirotta, MD, MBA
Elizabeth Bayles Associates	American Scientific Resources
223 East 61st Street	83 South Putt Corners Road
New York, NY 10021	New Paltz, NY 12561-0819